Exhibit 99.2

PRO-FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2013

	Cemtrex Inc.	ROB Group	Consolidation Adjustments	Combined Proforma
Revenues
Total revenues	$13,673,531	$33,376,916		$47,050,447

Cost of revenues
Total cost of revenues	12,528,549	23,511,416		36,039,965
Gross profit	1,144,982	9,865,500		11,010,482

Operating expenses
Selling, general and administrative	798,135	10,228,441		11,026,576
Total operating expenses	798,135	10,228,441		11,026,576
Operating income/(loss)	346,847	-362,941		-16,094

Other income (expenses)
Interest and financing costs	(45,850)	(297,893)		(343,743)
Interest and other income, net	-	-		-
Total other income, net	(45,850)	(297,893)		(343,743)

Income/(loss) before income taxes	300,997	(660,834)		(359,837)
Income tax benefit/(expense), net	(12,500)	-		(12,500)
Net income/(loss) applicable to common stockholders	$288,497	$(660,834)		$(372,337)

Income/(loss) per common share
- basic	$0.01			$(0.01)
-diluted	$0.01			$(0.01)

Weighted average common shares outstanding
- basic	40,599,129			40,599,129
-diluted	40,599,129			40,599,129

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PRO-FORMA COMBINED BALANCE SHEET

September 30, 2013

	Cemtrex Inc.	ROB Group	Acquisition Adjustments		Combined Proforma

ASSETS
Current Assets
Cash & Equivalents	$66,963		1,207,089	(1)	$1,274,052
Accounts Receivable, Net	641,264				641,264
Accounts Receivable-related party	1,206,372				1,206,372
Inventory -net of allowance for inventory obsolescence	159,348	4,941,350			5,100,698
Prepaid Expenses & Other Assets	432,131				432,131
Total Current Assets	2,506,078	4,941,350	1,207,089		8,654,517

Property & Equipment, Net	9,323	981,593			990,916
Due From Related Parties	354,150				354,150
Goodwill	-				-
Other	4,225	13,355			17,580
Total Assets	$2,873,776	$5,936,298	1,207,089		$10,017,163

LIABILITIES AND STOCKHOLDERS EQUITY
Current Liabilities
Accounts Payable	$571,485				$571,485
Accrued Expenses	63,625				63,625
Accrued Income Taxes	-				-
Other Liabilities	-				-
Total Current Liabilities	635,110	-	-		635,110

Long term- Liabilities
Loan payable to Bank	-		4,006,500	(1)	4,006,500
Loan payable to Related party	1,107,484				1,107,484
Notes payable to Shareholder	-		3,136,887	(1)	3,136,887
Total Liabilities	1,742,594	-	7,143,387		8,885,981

Commitments & Contingencies	-				-

Stockholders' Equity
Preferred stock, par value $0.001, 10,000,000 shares authorized, 1,000,000 shares issued and outstanding	1,000				1,000
Common stock, par value $0.001, 60,000,000 shares authorized, 40,599,129 shares issued and outstanding	40,599	33,388	(33,388	)(1)	40,599
Additional paid-in capital	165,730	5,902,910	(5,902,910	)(1)	165,730
Retained Earnings	923,853				923,853
Accumulated other comprehensive income	-				-
Total Stockholders' Equity	1,131,182	5,936,298	(5,936,298)		1,131,182

Total Liabilities & Stockholders' Equity	$2,873,776	$5,936,298	1,207,089		$10,017,163

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NOTES TO PRO-FORMA COMBINED FINANCIAL STATEMENTS (unaudited)

The pro-forma adjustments are preliminary and are based on our estimate of the fair value and useful lives of the assets acquired and have been prepared to illustrate the estimated effect of the acquisition.

In accordance with Accounting Standards Codification ("ASC") 805, Business Combinations ("ASC 805"), the total purchase consideration is allocated to the net tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of October 31, 2013 (the acquisition date). The purchase price was allocated based on the information currently available, and may be adjusted after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates.

The following notes explain the adjustments made:

1.	To reflect the acquisition of ROB Group and the allocation of the purchase price on the basis of the fair values of the assets acquired and the liabilities assumed, the components of the purchase price and allocation to the assets and liabilities are as follows:

Loan from bank	2,799,411
Loan from related party	3,136,887
Total Purchase Price	$5,936,298

Inventories	$4,941,350
Property and Equipment	981,593
Other long-term assets	13,355
Net assets acquired	$5,936,298

On October 31, 2013, the company acquired a loan from Sparkasse Bank of Germany in the amount of €3,000,000 ($4,006,500, based upon exchange rate on October 31, 2013) in order to fund the purchase of ROB Cemtrex GmbH. $2,799,411 of the proceeds went to direct purchase of ROB Cemtrex GmbH and $1,207,089 funded beginning operations. This loan carries interest of 4.95% per annum and is payable on October 30, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cemtrex Inc.

Date: February 3, 2015
	By:	/s/ Saagar Govil
Name: Saagar Govil
Title: CEO

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